EXHIBIT 11.0

                    MONOCACY BANCSHARES, INC. AND SUBSIDIARY

                      Information used in the computation
                         of net income per common share

                                                    Nine Months Ended               Three Months Ended
                                                       September 30,                   September 30,
                                                -------------------------        ------------------------
                                                   1998           1997             1998           1997
                                                ----------     ----------        ---------     ----------
Basic:
Net income                                      $2,343,161     $1,636,627        $ 655,787     $  390,963
                                                ==========     ==========        =========     ==========
Weighted average common shares outstanding       1,797,769      1,784,166         1,798,93      1,787,524
                                                ==========     ==========        =========     ==========

Net income per common share - basic                  $1.30           $.92             $.36           $.22
                                                     =====           ====             ====           ====

Diluted:
Net income                                      $2,343,161     $1,636,627        $  655,787     $  390,963
                                                ==========     ==========        ==========     ==========

Weighted average common shares outstanding       1,797,769      1,784,166         1,798,935      1,787,524
Adjustment for common stock equivalents             49,154         28,959            45,216         29,627
                                                ----------     ----------        ----------     ----------

Weighted average common shares outstanding       1,846,923      1,813,125         1,844,151      1,817,151
                                                ==========     ==========        ==========     ==========

Net income per common share - diluted                $1.27           $.90              $.36           $.22
                                                     =====           ====              ====           ====

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